Master Bond LLC:

Master Total Return Portfolio

FILE #811-21434

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/1/2006	IDEARC INC	2,850,000,000	1,690,000

J.P. Morgan Securities Inc.; Bear, Stearns & Co. Inc.; Banc of America Securities LLC; Barclays Capital Inc.; Citigroup Global Markets Inc.; ABN AMRO Incorporated; Credit Suisse Securities (USA) LLC; Goldman, Sachs & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co. Incorporated; Greenwich Capital Markets, Inc.; Lehman Brothers Inc.; Mitsubishi UFJ Securities International plc; RBC Capital Markets Corporation; UBS Securities LLC; Wachovia Capital Markets, LLC

12/14/06	METLIFE INC	1,250,000,000.00	7,085,000

Goldman, Sachs & Co.; J.P. Morgan Securities Inc.; Merrill, Lynch, Pierce, Fenner & Smith Incorporated; HSBC Securities (USA) Inc.; Banc of America Securities, LLC; Deutsche Bank Securities Inc.; Lehman Brothers Inc.; Morgan Stanley & Co. Incorporated; Wachovia Capital Markets LLC; Guzman & Company; Samuel A. Ramirez & Company, Inc.; Muriel Siebert & Co., Inc.; Toussaint Capital Partners, LLC; The Williams Capital Group, L.P.

Master Bond LLC:

Master Total Return Portfolio

FILE #811-21434

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
6/12/2007	Mellon Capital IV	500,000,000	4,775,000

Goldman, Sachs & Co.; Morgan Stanley & Co. Incorporated; Barclays Capital Inc; Credit Suisse Securities (USA) LLC; J.P. Morgan Securities Inc; Citigroup Global Markets Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; BNY Capital Markets, Inc.

6/18/2007	Progressive Corporation	1,000,000,000	5,575,000	Goldman, Sachs & Co., J.P. Morgan Securities Inc. , Merrill Lynch, Pierce, Fenner & Smith Incorporated.
6/19/2007	CMS Energy	250,000,000	4,600,000	Deutsche Bank Securities Inc.; Barclays Capital Inc.; Citigroup Global Markets Inc; J.P. Morgan Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Wachovia Capital Markets, LLC
8/28/2007	AT&T Inc	2,000,000,000	15,250,000

Banc of America Securities LLC, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Mitsubishi UFJ Securities International, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., Loop Capital Markets, LLC, Samuel A. Ramirez & Co., Inc., UBS Securities LLC.

9/26/2007	Royal Bank of Scotland	1,600,000,000	11,575,000	Merrill Lynch, Pierce, Fenner & Smith Incorporated; Greenwich Capital Markets, Inc.; Goldman, Sachs & Co.; Lehman Brothers Inc.; Banc of America Securities LLC; Wachovia Capital Markets, LLC